Exhibit 10

                               AGREEMENT TO AMEND
                  FIRST AMENDED AND RESTATED ALLIANCE AGREEMENT


     This  Agreement  is  entered  into as of May 23,  2002,  by and  among  The
Pillsbury Company, a Delaware corporation ("Pillsbury"), Seneca Foods Corporation, a New York corporation ("Seneca"), General Mills Operations, Inc., a Delaware corporation ("GMOI"), and General Mills, Inc., a Delaware corporation ("General Mills").

                             Preliminary Statements

     A. Pillsbury and Seneca are parties to a First Amended and Restated Alliance Agreement, entered into December 8, 1994, as amended February 10, 1995 (the "Original Agreement"), as amended by Amendment No. 1 thereto dated February 25, 1997 and Amendment No. 2 thereto dated July 1, 1998 (such Amendments, together with the Original Agreement, referred to herein as the "Alliance Agreement"). Diageo PLC ("Diageo"), a United Kindom limited company and successor by merger to Grand Metropolitan PLC ("GrandMet"), also a United Kingdom limited company, currently is a party to the Alliance Agreement solely for the purposes set forth in Section 23.8 thereof.

     B. Seneca, Pillsbury, RBDB, L.L.C. ("RBDB"), a Delaware limited liability company, and Diageo are parties to that certain letter agreement dated October 10, 1997, as amended by an Amendment dated as of October 1, 2001 (as so amended, the "Financing Letter"), pursuant to which Seneca assigned to RBDB certain of Seneca's rights under the Alliance Agreement. In connection with the Financing Letter, Seneca and RBDB entered into a Sale Agreement, dated as of October 10, 1997 (the "Sale Agreement"), and a Storage and Handling Agreement, dated as of October 10, 1997 (the "Storage Agreement"). Collectively, the Financing Letter, the Sale Agreement and the Storage Agreement established a financing arrangement for product inventory produced by Seneca pursuant to the Alliance Agreement.

     C. Pillsbury, which was formerly an indirect, wholly-owned subsidiary of Diageo, has become an indirect, wholly-owned subsidiary of General Mills pursuant to a merger transaction which became effective October 31, 2001. Following its acquisition by General Mills, Pillsbury transferred and assigned its assets and operations involved in the manufacturing of certain shelf-stable and frozen vegetable products to GMOI, which is itself an indirect, wholly-owned subsidiary of General Mills.

     D. In conjunction with the termination of the Financing Letter, the Sale Agreement and the Storage Agreement, the parties hereto wish to approve Pillsbury's assignment of its rights and obligations under the Alliance Agreement to GMOI, to amend the Alliance Agreement in various respects, including the substitution of General Mills for Diageo as a party to the Alliance Agreement for purposes of guaranteeing the payment obligations of Pillsbury and GMOI (as successor to Pillsbury) under the Alliance Agreement, and to release Diageo and GrandMet from their obligations under the Alliance Agreement.

         Therefore, the parties hereto agree as follows:

                           I. Assignment by Pillsbury

     Effective May 23, 2002, and without any further action on the part of any person, Pillsbury assigns all of its rights and obligations under the Alliance Agreement to GMOI, and GMOI assumes such rights and obligations, and shall thereafter to be bound by all the terms and conditions of such Alliance Agreement applicable to Pillsbury. Seneca and General Mills hereby consent to such assignment.


                    II. Amendment No. 3 to Alliance Agreement

     Effective as of May 23, 2002, and without any further action on the part of any person, the Alliance Agreement shall be amended as follows:

     1. The following "Whereas" clause is inserted between the ninth and tenth "Whereas" clauses in the preamble to the Alliance Agreement:

     "WHEREAS, Pillsbury has assigned all of its rights and obligations under this Agreement to GMOI, GMOI has agreed to assume such rights and obligations and to be bound by all the terms and conditions of this Agreement applicable to Pillsbury, and Seneca and General Mills have consented to such assignment; and"

     2. All references to "Pillsbury" in the operative provisions of the Alliance Agreement shall be replaced by references to "GMOI" unless the context clearly indicates otherwise.

     3. The following definitions are deleted, in alphabetical placement, from the part of the Alliance Agreement designated "DEFINITIONS":

     (a) "GMI" means Grand Metropolitan  Incorporated,  a Delaware  corporation.
          ---

     (b) "GrandMet" means Grand Metropolitan Public Limited Company, a United
          --------
Kingdom limited company.


     4. The following definitions are added, in alphabetical placement, to the part of the Alliance Agreement designated "DEFINITIONS":

     (a) "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions are required or authorized to close in New York City.

     (b) "General  Mills" means  General  Mills,  Inc., a Delaware  corporation.
          --------------

     (c) "GMOI" means General Mills  Operations,  Inc., a Delaware  corporation.
          ----

     (d) "Purchase Date" means, with respect to any Product (identified by SKU) in each Fiscal Year, the date on which GMOI will purchase all Acceptable Cases of such Product, which date will be the second Business Day after the conditions precedent to any such purchase, as specified in Section 3.6(a), are satisfied, or such later date as the parties may specify. The parties intend that the Purchase Date for all Acceptable Cases of each Product shall occur as soon as possible after the completion of the Pack for that Product, and that such Purchase Date is expected to occur on or about the date corresponding to that Product as specified in Exhibit O attached hereto.

     (e) "Storage Facilities" means Seneca's storage facilities situated at the locations listed on Exhibit P attached hereto, as such locations may be changed from time to time by Seneca in accordance with the terms hereof.

     5. The following definition in the part of the Alliance Agreement designated "DEFINITIONS" is amended to read as follows:

     "Freight Charge" means the cost to Seneca of shipping Product from any Storage Facility or Alliance Plant to the destination designated by GMOI. The Freight Charge shall apply only to Product with respect to which GMOI requests Seneca to arrange shipping.

     6. The last sentence of Section 3.5(b) is amended by inserting the words "or the Storage Facilities" after the words "Alliance Plants".

     7. The last sentence of Section 3.5(c) is amended to read as follows:

     "Title and risk of loss with respect to any Acceptable Cases of Product will be transferred from Seneca to GMOI and vest in GMOI upon the earlier of (i) the Purchase Date with respect to such Acceptable Cases of Product, or (ii) the date such Acceptable Cases of Product are shipped from the applicable Alliance Plant or Storage Facility to GMOI."

     8. Section 3.6(a) is amended to read as follows:

     "(a) Product Purchases. On the Purchase Date with respect to each Product (identified by SKU), and subject to the satisfaction of the conditions set forth below, GMOI will purchase GMOI's Annual Commitment of such Product for the current Fiscal Year. The purchase price to be paid by GMOI shall be equal to 100% of the Transfer Price of all Acceptable Cases of such Product to be purchased from Seneca on such date. Payment shall be made on the Purchase Date by wire transfer of immediately available funds to an account designated by Seneca. Not less than two Business Days prior to each Purchase Date, Seneca shall invoice GMOI for all Acceptable Cases to be sold to GMOI on such Purchase Date. The invoice will identify item code and product name, number of Acceptable Cases, Transfer Prices, the total amount due and wiring instructions with respect to such purchase. The parties' obligations to conclude any sale on a Purchase Date shall be subject to the satisfaction of the condition that, on or prior to such Purchase Date, such Acceptable Cases be identified in the manner contemplated by Section 6.2(d) as subject to this Agreement.

     The parties acknowledge that although the Transfer Prices utilized on any Purchase Date include the costs of labeling Products, such Products may be in an unlabeled form on such Purchase Date. Seneca agrees to take all necessary actions to cause the labeling of such Products to occur in a manner and at such times as are consistent with Seneca's obligations to provide finished, labeled Products under Article V hereof.

     If Acceptable Cases of finished Product are available for shipment prior to a Purchase Date, GMOI may elect to purchase such Acceptable Cases at the applicable Transfer Price prior to the Purchase Date for shipment directly from the applicable Alliance Plant to the destination designated by GMOI. If this option is elected, Seneca shall invoice GMOI at the time of shipment of such Acceptable Cases, such invoice to contain the information described above. Terms of payment shall be the earlier of (i) the applicable Purchase Date or (ii) net 15 days from the date of invoice, and payment shall be made in the manner described above. Any Product so purchased prior to the applicable Purchase Date shall be considered part of GMOI's Annual Purchase Commitment for such Fiscal Year.

     Invoices that are not paid when due shall accrue interest at the rate of one percent (1%) per month.

     In connection with each sale by Seneca of Acceptable Cases pursuant to this
Section 3.6(a), Seneca represents and warrants, on and as of the date of sale of such Acceptable Cases, as follows:

     (i) Seneca has good and marketable title to such Acceptable Cases, free and clear of any liens, security interests, charges or other encumbrances, except statutory liens relating to amounts owed by Seneca to farmers and other producers of vegetables and other raw products included in such Acceptable Cases; and

     (ii) Seneca has paid in full all amounts, including amounts required under the Perishable Agricultural Commodities Act ("PACA"), then due to farmers and other producers of vegetables and other raw products included in any such Acceptable Cases, and will pay when due all amounts, including amounts required under PACA, thereafter due to farmers and other producers of vegetables and other raw products included in any such Acceptable Cases."

     9. Section 6.2 of the Alliance Agreement is amended to read as follows:

         "6.2     Warehousing Requirements.
                  ------------------------

     (a) Except as otherwise set forth in Section 6.1 above, title and risk of loss to any Product Inventory shall pass to GMOI upon the purchase by GMOI of such Product Inventory on the applicable Purchase Date (or at such earlier time as provided in Section 3.5(c)). Until shipment of Product Inventory from a Storage Facility or an Alliance Plant to a destination designated by GMOI, Seneca shall store and handle all Product Inventory in conformity with the terms of this Section 6.2 and the Quality Documents. The warehousing cost charged hereunder for each Product in the Pack to occur in each Fiscal Year shall be included in the Standard Cost for such Product for such Fiscal Year.

     (b) Seneca will maintain the Storage Facilities and Alliance Plants in the condition needed to protect the Product Inventory in accordance with customary and prudent industry standards for vegetable products.

     (c) Seneca agrees that Acceptable Cases made available for shipment from the Storage Facilities shall be in the same condition as such Acceptable Cases existed on the applicable Purchase Date, except that such Acceptable Cases shall have been labeled by Seneca in accordance with the requirements of this Agreement.

     (d) Seneca shall identify the Acceptable Cases by a method that clearly distinguishes the Acceptable Cases from other vegetable products or other property held at any Storage Facility or Alliance Plant and identifies the Acceptable Cases as owned by GMOI. Seneca shall segregate by row the Acceptable Cases from any other vegetable product or other property held by Seneca at any Storage Facility or Alliance Plant at any time.

     (e) Seneca shall provide monthly inventory reports indicating the quantity and location of all the Acceptable Cases held by Seneca. Such monthly reports shall also indicate the total amount of Acceptable Cases added to inventory and the total amount of Acceptable Cases removed during such month.

     (f) Within 5 days of its completion, Seneca shall provide to GMOI a copy of its annual physical audit report relating to all Product Inventory held at each Storage Facility and Alliance Plant.

     (g) Seneca shall be entitled to change from time to time the locations of the Storage Facilities, provided that it makes available to GMOI at all times Seneca's on-line inventory management system current information identifying all such locations.

     (h) The value of any lost or damaged Acceptable Case at any time shall equal the applicable Transfer Price paid by GMOI to acquire such Acceptable Case. Seneca shall reimburse GMOI for the full value of any lost or damaged Acceptable Cases within 30 days of detecting such loss or damage if the loss or damage is due to Seneca's failure to comply with the requirements of Section 9.2(d)."

     10. The first two sentences of Section 6.4 are amended to read as follows:

     "In general, GMOI intends to arrange for the shipment of Product Inventory from the applicable Storage Facility or Alliance Plant. As and when requested by GMOI, however, Seneca shall ship designated Product from the identified Storage Facility or Alliance Plant to the destination designated by GMOI in strict compliance with GMOI's notice."

     11. Section 9.1 is amended to read as follows:

     "9.1 Title; Risk of Loss. Seneca shall have title and risk of loss as to all ingredients, Supplies and work-in-progress, and shall have title and risk of loss as to finished Product until the Acceptable Cases that constitute such finished Product are purchased by GMOI on the applicable Purchase Date (or such earlier date as may provided in Section 3.5(c)). The costs of the insurance deductible payable by Seneca for lost Product and all other casualty losses shall, to the extent properly allocable to the Central Division, be included in the Fully Allocated Cost of Products produced at the Central Division Plants."

     12. Section 9.2 is amended by adding the following paragraph (d) thereto:

     "(d) Storage Activities. Notwithstanding the foregoing, so long as Seneca is providing storage and handling of Product after its purchase by GMOI hereunder, Seneca will maintain in full force and effect "all risk" casualty insurance, including flood and earthquake, with insurers reasonably acceptable to GMOI covering the Product Inventory and naming GMOI as owner and primary loss payee. With respect to any Acceptable Case, the amount of required casualty insurance shall equal 100% of the Transfer Price of such Acceptable Case , subject to deductibles that are in accordance with customary and prudent industry practice for canned and frozen vegetable products. The insurance described herein may be effected under insurance policies covering generally the properties of Seneca and other properties in the possession or control of Seneca. On May 23, 2002 and annually thereafter, Seneca shall furnish GMOI with an insurance certificate or certificates showing Seneca's compliance with the requirements of Section 9.2(d)."

     13. Section 10.2 is amended by inserting the words "and Storage Facilities" after the words "Alliance Plants" in the second line thereof; by inserting the words "and Storage Facility" after the words "Alliance Plant" in the fifth line thereof; and by inserting the words "or Storage Facility" after the word "Plant" each time it appears in paragraphs (a), (b) and (c) in Section 10.2.

     14. Section 12.3(a) is amended by deleting the word "delivery" from the last line thereof and substituting therefor the words "shipment from the applicable Storage Facility or Alliance Plant".

     15. Section 12.3(b) is amended by deleting the words "delivery of" from the last line thereof, and inserting the words "is shipped from the applicable Storage Facility or Alliance Plant".

     16. Section 19.2(a) is amended by adding the following subparagraph (vii):

     "(vii) GMOI shall provide Seneca with instructions regarding the shipment of Product Inventory purchased by GMOI prior to such effective date, and Seneca shall ship such Product Inventory in accordance with the requirements of Section 6.4."

     17. Section 23.2 is amended by deleting the words "Grand Metropolitan plc" and substituting therefor the words "General Mills".

     18. Section 23.8 is amended to read as follows:

     "23.8 General Mills Obligations. General Mills, the ultimate parent company of GMOI and Pillsbury, hereby agrees, during the term of this Agreement, to be obligated, to the same degree and in the same manner as GMOI and Pillsbury, to make all payments due to Seneca under Sections 3.6, 4.3, 6.2, 6.3, 7.4, 8.1 and
19.2 of this Agreement, and to be entitled to the same rights as GMOI and Pillsbury under such Sections."

     19.  Section  23.10(a)  is amended by adding the  following  to the list of
Exhibits:

     "Exhibit O - Target Purchase Dates (DEFINITIONS)

     Exhibit P - Storage Facilities (DEFINITIONS)"

     20. All other provisions of the Alliance Agreement are hereby affirmed.


     III. Release of Diageo and GrandMet

     Effective as of May 23, 2002, and without any further action on the part of any person, Seneca, acting for itself, its insurers, its successors and assigns, does hereby release and forever discharge Diageo and GrandMet and their stockholders, directors, officers, employees, agents, successors and assigns from any and all obligations, liabilities, claims, demands and causes of action, either in law or in equity, known or unknown, liquidated or unliquidated, which have arisen or may arise out of or are in any way connected with the Alliance Agreement on account of any act, omission, event, occurrence, representation, warranty, failure, default or breach, actual or asserted, of any party hereto or its directors, officers, employees or agents on or prior to May 23, 2002.


     IV. General Provisions

     1. This Agreement shall be construed in accordance with and governed by the laws of the state of Minnesota, without giving effect to the conflicts of laws principles thereof.

     2. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually signed counterpart of this Agreement.

     3. Notwithstanding anything to the contrary herein, this Agreement shall become effective only upon and concurrently with the effectiveness of an Omnibus Agreement, dated as of May 23, 2002, among RBDB, Seneca, Pillsbury, RBDJT, Inc., Rabobank Nederland, New York Branch, and the Lenders referred to therein.

     In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the first date written above.


                                            SENECA FOODS CORPORATION


                                            By:  /s/Philip G. Paras
                                                 ----------------------------
                                            Name:_Philip G. Paras
                                                  ---------------------------
                                            Title:Chief Financial Officer
                                                  ---------------------------

                                            THE PILLSBURY COMPANY


                                            By:  /s/David VanBenSchoten
                                                 ----------------------------
                                            Name:   David VanBenSchoten
                                                 ----------------------------
                                            Title:  Vice President, Treasurer
                                                 ----------------------------


                                            GENERAL MILLS OPERATIONS, INC.


                                             By:  /s/David VanBenSchoten
                                                  ---------------------------
                                             Name:   David VanBenSchoten
                                                  ---------------------------
                                             Title:  Treasurer
                                                  ---------------------------

                                             GENERAL MILLS, INC.


                                             By: /s/David VanBenSchoten
                                                 ----------------------------
                                             Name:  David VanBenSchoten
                                                 ----------------------------
                                             Title: Vice President, Treasurer
                                                    -------------------------


Accepted and acknowledged this 23rd day of May, 2002.

DIAGEO PLC                          GRAND METROPOLITAN PLC


By:____________________________     By:_____________________________
Name:_________________________      Name:___________________________
Title:__________________________    Title:____________________________